Delaware
The First State





Page 1





     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF* DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE LIMITED LIABILITY COMPANY UNDER THE NAME OF "DECENTRALIZED CRYPTO FINANCIAL LLC" TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "DECENTRALIZED CRYPTO FINANCIAL LLC" TO "DECENTRALIZED CRYPTO FINANCIAL INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2020, AT 3:20 O`CLOCK P.M.























3311473 8100V	Authentication:  203689528
SR# 20207363217	Date: 09-18-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division   of   Corporatoi
ns
Delivered 03:20 PM 08/24/2020 FILED 03:20 PM 08/24/2020
SR  20206903529  -  File Number  3311473





STATE OF DELAWARE CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A

 CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL
CORPORATION LAW

*
1.) The jurisdiction where the Limited Liability Company first formed is*
De1aware

2.) The jurisdiction immediately prior to filing this Certificate is Delaware*


3.) The date the Limited Liability Company first formed
is_0_7_12_4_12_0_2_0 	_


4.The name of the Limited Liability Company immediately prior to
filing this Certificate is	Decentralized Crypto Financial LLC

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Decentralized Crypto Financial Inc.



IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the
20th	day of   August	, A.D._20_2_0 		_



By:	Isl Nicholas Scherling

Name:	Nicholas Scherling
Print or Type*

Title:	Member
Print or Type

Delaware
The First State




Page 1





     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ?DECENTRALIZED CRYPTO FINANCIAL INC.?, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2020, AT 3:20 O`CLOCK P.M.






























3311473 8100	Authentication:  203689529
SR# 20207363217	Date: 09-18-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division  of   Corporatoi
ns
Delivered 03:20 PM 08/24/2020 FILED 03:20 PM 08/24/2020
SR  20206903529  -  File Number   3311473




CERTIFICATE OF INCORPORATION OF


Decentralized Crypto Financial Inc.


FIRST: SECOND:
*

*

THIRD:*

*
FOURTH:
*

FIFTH:*






*

SIXTH:

The name of the corporation is: Decentralized Crypto Financial
Inc.

The address of the registered office of the corporation in the State of Delaware is located at: 108 West 13th Street,
Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is: Business
Filings Incorporated

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

The total number of shares of stock which the corporation is authorized to issue is 500,000,000 shares of common stock having a one ten thousandth of a cent ($0.0001) par value.

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director
(i) for any breach of the director's duty ofloyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation oflaw, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

The name and address of the incorporator is Nicholas Scherling, 4795 Meadow Wood Ln, 200, Chantilly, Virginia 20151






I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate oflncorporation and do certify that the facts herein are true.


Isl Nicholas Scherling

Nicholas Scherling, Incorporator	Dated: 08/20/2020